UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
January 28, 2008
PROXYMED, INC.
(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)
(770) 806-9918
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     Changes in Registrant’s Certifying Accountant
     On January 28, 2008, the Company engaged UHY, LLP (“UHY”) as its new independent registered public accounting firm for the fiscal year ended December 31, 2007, which engagement shall be effective immediately. The decision to engage UHY was approved by the Company’s Audit Committee.
     In deciding to engage UHY, the Company’s Audit Committee reviewed auditor independence issues and existing commercial relationships with UHY and concluded that UHY has no commercial relationship with the Company that would impair UHY’s independence. During the years ended December 31, 2007 and 2006, neither the Company nor anyone acting on its behalf has consulted with UHY on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.
     The Company previously announced the resignation of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm in an 8-K filed on December 26, 2007.
Item 9.01     Financial Statements and Exhibit.
            (d)     Exhibits

Exhibit No.	Description
99.1	Press Release dated January 28, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.
Date: January 28, 2008	/s/ John G. Lettko
John G. Lettko
President and Chief Executive Officer